Apollo Investment Corporation
Reports Financial Results for the Quarter Ended September 30, 2018

Board of Directors Approves a One-for-Three Reverse Stock Split
and
Authorizes a New $50 Million Stock Repurchase Plan

Fiscal Second Quarter and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.15 compared to $0.15 for the quarter ended June 30, 2018

•	Net asset value per share as of the end of the quarter was $6.47 compared to $6.47 as of June 30, 2018

•	Continued to successfully execute portfolio repositioning strategy with core strategies(1) representing 78% of the portfolio(2) as of the end of the quarter

•	Net leverage(3) as of the end of the quarter was 0.68x, compared to 0.78x as of June 30, 2018

•	Board of Directors approves a one-for-three reverse stock split

•	Declared a distribution of $0.15 per share (or $0.45 per share adjusted for the one-for-three reverse stock split)

•	Repurchased 2.9 million shares of common stock for an aggregate cost of $16.1 million during the quarter

•	Board of Directors authorizes a new $50 million stock repurchase plan

•
Received $1.59 billion of commitments for an amendment to the Senior Secured Facility which is expected to close in early November. The amendment reduces the asset coverage covenant from 200% to 150%, increases the size of the facility by $400 million, and extends the maturity from December 2021 to November 2023

New York, NY — October 30, 2018 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its second fiscal quarter ended September 30, 2018. The Company’s net investment income was $0.15 per share for the quarter ended September 30, 2018, compared to $0.15 per share for the quarter ended June 30, 2018. The Company’s net asset value (“NAV”) was $6.47 per share as of September 30, 2018, compared to $6.47 as of June 30, 2018.
On October 30, 2018, the Board of Directors (the “Board”) declared a distribution of $0.15 per share (or $0.45 adjusted for the one-for-three reverse stock split), payable on January 4, 2019 to shareholders of record as of December 20, 2018.
The Company also announced today that the Board has approved a one-for-three reverse stock split of the Company’s common stock which will be effective as of the close of business as of November 30, 2018 (the “Effective Time”). The Company's common stock is expected to begin trading on a split-adjusted basis at the market open on December 3, 2018.

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(1)	Core strategies include corporate lending, aviation, life sciences, asset based and lender finance.

(2)	On a fair value basis.

(3)
The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

The Company also announced today that the Board has approved a new stock repurchase plan (the “Repurchase Plan”) to acquire up to $50 million of the Company’s common stock. The new Repurchase Plan is in addition to the Company's existing share repurchase authorization, of which approximately $3.3 million of repurchase capacity remains. Accordingly, the Company now has approximately $53.3 million available for stock repurchases under its repurchase program.

Mr. Howard Widra, Apollo Investment’s Chief Executive Officer commented, “During the quarter, our investment activity focused on senior first lien floating rate loans sourced by Apollo’s Direct Origination platform. Nearly all of the investments made during the quarter have a reduced risk profile in terms of both leverage and spread, consistent with our plan to prudently grow assets and increase leverage over time.” Mr. Widra continued, “We believe that a higher nominal stock price from the reverse stock authorized by our Board will attract a much broader universe of investors and reduce the volatility of our stock. In addition, the Board’s decision to expand our share repurchase program underscores our commitment to creating value for our shareholders.”
One-for-Three Reverse Stock Split

The Company has retained its transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), to act as its exchange agent for the reverse stock split. Stockholders are not required to take any action to effectuate the exchange of their shares. The reverse stock split will apply to all of the Company’s outstanding shares of common stock and therefore will not affect any stockholder's relative ownership percentage.

At the Effective Time, every three issued and outstanding shares of common stock will be converted into one issued and outstanding share without any change in the par value per share. No fractional shares will be issued in connection with the reverse stock split as the Company intends to cancel fractional shares associated with the reverse stock split. The number of authorized shares of common stock will not be adjusted for the reverse stock split. AINV’s common stock will continue trading on the NASDAQ under the ticker symbol “AINV” but will trade under a new CUSIP number.

Each stockholder holding fractional shares will be entitled to receive cash in lieu of such fractional shares. Stockholders of record will be receiving information from AST regarding their stock ownership following the reverse stock split and cash in lieu of fractional share payment, if applicable. Stockholders who hold shares in brokerage accounts are encouraged to contact their brokers as brokers may have different procedures for processing the reverse stock split and making payment for fractional shares. For further information, stockholders should contact AST by telephone at 1-888-777-0324.
Stock Repurchase Plan

Under the Repurchase Plan, the Company may, but is not obligated to, repurchase its outstanding common stock in the open market from time to time provided that the Company complies with the prohibitions under its insider trading policies and the requirements of Rule 10b-18 of the Exchange Act, including certain price, market volume and timing constraints. The Company intends to allocate a portion of the authorized amount under the Repurchase Plan to be repurchased in accordance with Rule 10b5-1 of the Exchange Act (the “10b5-1 Plan”). The Repurchase Plan and the 10b5-1 Plan are designed to allow the Company to repurchase its shares both during its open window periods and at times when it otherwise might be prevented from doing so under applicable insider trading laws or because of self-imposed trading blackout periods. The Repurchase Plan does not have an expiration date and may continue to be modified or discontinued at any time.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	September 30, 2018		June 30, 2018		March 31, 2018		December 31, 2017		September 30, 2017
Total assets	$2.39		$2.57		$2.31		$2.42		$2.45
Investment portfolio (fair value)	$2.32		$2.50		$2.25		$2.35		$2.36
Debt outstanding	$0.95		$1.10		$0.79		$0.88		$0.86
Net assets	$1.37		$1.39		$1.42		$1.44		$1.47
Net asset value per share	$6.47		$6.47		$6.56		$6.60		$6.72

Debt-to-equity ratio	0.69	x	0.79	x	0.56	x	0.61	x	0.59	x
Net leverage ratio (1)	0.68	x	0.78	x	0.57	x	0.62	x	0.59	x
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(1)
The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended September 30,		Six Months Ended September 30,
(in millions)*	2018	2017	2018	2017
Investments made in portfolio companies	$363.6	$265.4	$722.5	$607.5
Investments sold	(163.2)	(11.7)	(178.1)	(21.7)
Net activity before repaid investments	200.3	253.7	544.4	585.8
Investments repaid	(372.1)	(328.1)	(465.8)	(570.1)
Net investment activity	$(171.7)	$(74.4)	$78.6	$15.7

Portfolio companies at beginning of period	96	84	90	86
Number of new portfolio companies	9	12	16	23
Number of exited portfolio companies	(7)	(9)	(8)	(22)
Portfolio companies at end of period	98	87	98	87

Number of investments made in existing portfolio companies	16	11	24	16

____________________
* Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended September 30,		Six Months Ended September 30,
(in millions)*	2018	2017	2018	2017
Net investment income	$32.2	$34.2	$63.7	$67.5
Net realized and change in unrealized losses	(4.1)	(2.4)	$(22.4)	$(6.9)
Net increase in net assets resulting from operations	$28.0	$31.8	$41.3	$60.6

(per share)* (1)
Net investment income on per average share basis	$0.15	$0.16	$0.30	$0.31
Net realized and change in unrealized loss per share	$(0.02)	$(0.01)	$(0.10)	$(0.03)
Earnings per share	$0.13	$0.14	$0.19	$0.28
____________________
* Totals may not foot due to rounding.
(1) Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM
During the three months ended September 30, 2018, the Company repurchased 2,868,300 shares at a weighted average price per share of $5.61, inclusive of commissions, for a total cost of $16.1 million. During the period from October 1, 2018 through October 29, 2018, the Company repurchased 482,400 shares at a weighted average price per share of $5.49 inclusive of commissions, for a total cost of $2.6 million. Since the inception of the share repurchase program and through October 29, 2018, the Company repurchased 25,166,757 shares at a weighted average price per share of $5.83, inclusive of commissions, for a total cost of $146.7 million. The Company now has approximately $53.3 million available for stock repurchases under its repurchase program inclusive of the newly authorized $50 million stock repurchase plan.

CONFERENCE CALL / WEBCAST AT 5:00 PM EDT ON OCTOBER 30, 2018
The Company will host a conference call on Tuesday, October 30, 2018 at 5:00 p.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call; international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID #7468358 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholder section of our website at www.apolloic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through November 20, 2018 by dialing (800) 585-8367; international callers please dial (404) 537-3406, reference Conference ID #7468358. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholder section of the Company’s website at www.apolloic.com.
SUPPLEMENTAL INFORMATION
The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.apolloic.com.

Our portfolio composition and weighted average yields as of September 30, 2018, June 30, 2018, March 31, 2018, December 31, 2017, and September 30, 2017 were as follows:

	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017
Portfolio composition, at fair value:
Secured debt	84%	84%	82%	81%	80%
Unsecured debt	3%	4%	5%	5%	5%
Structured products and other	3%	3%	3%	4%	5%
Preferred equity	1%	1%	1%	1%	1%
Common equity/interests and warrants	9%	8%	9%	9%	9%
Weighted average yields, at amortized cost (1):
Secured debt portfolio (2)	10.7%	10.7%	10.7%	10.5%	10.3%
Unsecured debt portfolio (2)	11.0%	11.4%	11.3%	11.2%	11.2%
Total debt portfolio (2)	10.7%	10.7%	10.7%	10.5%	10.3%
Total portfolio (3)	9.7%	9.7%	9.6%	9.6%	9.7%
Interest rate type, at fair value (4):
Fixed rate amount	$0.1 billion	$0.1 billion	$0.1 billion	$0.1 billion	$0.1 billion
Floating rate amount	$1.3 billion	$1.4 billion	$1.2 billion	$1.3 billion	$1.2 billion
Fixed rate, as percentage of total	6%	6%	8%	8%	9%
Floating rate, as percentage of total	94%	94%	92%	92%	91%
Interest rate type, at amortized cost (4):
Fixed rate amount	$0.1 billion	$0.1 billion	$0.1 billion	$0.1 billion	$0.1 billion
Floating rate amount	$1.3 billion	$1.4 billion	$1.2 billion	$1.2 billion	$1.2 billion
Fixed rate, as percentage of total	6%	6%	8%	9%	9%
Floating rate, as percentage of total	94%	94%	92%	91%	91%
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(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.

(2)	Exclusive of investments on non-accrual status.

(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.

(4)
The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

APOLLO INVESTMENT CORPORATION STATEMENTS OF ASSETS AND LIABILITIES (In thousands, except share and per share data)

	September 30, 2018	March 31, 2018
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $1,511,531 and $1,471,492, respectively)	$1,479,233	$1,450,033
Non-controlled/affiliated investments (cost — $67,911 and $73,943, respectively)	58,963	68,954
Controlled investments (cost — $770,675 and $723,161, respectively)	786,545	729,060
Cash and cash equivalents	17,124	14,035
Foreign currencies (cost — $2,139 and $1,292, respectively)	2,134	1,298
Cash collateral on options contracts	1,865	5,016
Receivable for investments sold	3,158	2,190
Interest receivable	21,939	22,272
Dividends receivable	2,550	2,550
Deferred financing costs	12,094	14,137
Variation margin receivable on options contracts	—	1,846
Prepaid expenses and other assets	1,187	419
Total Assets	$2,386,792	$2,311,810

Liabilities
Debt	$946,236	$789,846
Payable for investments purchased	3,877	41,827
Distributions payable	31,942	32,447
Management and performance-based incentive fees payable	16,853	16,585
Interest payable	5,695	5,310
Accrued administrative services expense	2,232	2,507
Variation margin payable on options contracts	534	—
Other liabilities and accrued expenses	8,271	5,202
Total Liabilities	$1,015,640	$893,724

Net Assets	$1,371,152	$1,418,086

Net Assets
Common stock, $0.001 par value (400,000,000 shares authorized; 212,056,994 and 216,312,096 shares issued and outstanding, respectively)	$212	$216
Paid-in capital in excess of par	2,612,529	2,636,507
Accumulated over-distributed net investment income	(10,750)	(10,229)
Accumulated net realized loss	(1,197,728)	(1,166,471)
Net unrealized loss	(33,111)	(41,937)
Net Assets	$1,371,152	$1,418,086

Net Asset Value Per Share	$6.47	$6.56

APOLLO INVESTMENT CORPORATION STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2018	2017	2018	2017
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$44,586	$39,319	$84,029	$78,271
PIK interest income	816	2,118	2,066	4,174
Other income	1,810	2,647	3,213	3,777
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	—	1	—	115
Dividend income	295	981	607	2,068
PIK interest income	—	2,501	—	4,938
Other income	—	—	—	(306)
Controlled investments:
Interest income (excluding PIK interest income)	15,075	14,241	29,565	29,315
Dividend income	1,985	3,303	7,250	8,153
PIK interest income	1,467	1,351	2,895	2,668
Total Investment Income	$66,034	$66,462	$129,625	$133,173
Expenses
Management fees	$9,258	$12,290	$18,131	$24,415
Performance-based incentive fees	6,359	8,037	13,782	15,949
Interest and other debt expenses	14,903	13,832	28,480	28,047
Administrative services expense	1,857	1,692	3,495	3,368
Other general and administrative expenses	3,524	1,620	6,056	4,176
Total expenses	35,901	37,471	69,944	75,955
Management and performance-based incentive fees waived	(1,834)	(5,081)	(3,690)	(10,091)
Expense reimbursements	(196)	(85)	(339)	(168)
Net Expenses	$33,871	$32,305	$65,915	$65,696
Net Investment Income	$32,163	$34,157	$63,710	$67,477
Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$228	$(7,309)	$(9,718)	$(97,148)
Non-controlled/affiliated investments	2,007	—	2,007	(146,840)
Option contracts	(10,311)	(5)	(23,520)	(5)
Foreign currency transactions	2	3,695	(26)	6,619
Net realized losses	(8,074)	(3,619)	(31,257)	(237,374)
Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(5,717)	10,049	(10,839)	101,287
Non-controlled/affiliated investments	(3,094)	1,489	(3,960)	157,219
Controlled investments	1,393	1,284	9,973	(5,784)
Option contracts	10,926	(1,873)	10,359	(1,873)
Foreign currency translations	432	(9,700)	3,293	(20,384)
Net change in unrealized losses	3,940	1,249	8,826	230,465
Net Realized and Change in Unrealized Losses	$(4,134)	$(2,370)	$(22,431)	$(6,909)
Net Increase (Decrease) in Net Assets Resulting from Operations	$28,029	$31,787	$41,279	$60,568
Earnings Per Share — Basic	$0.13	$0.14	$0.19	$0.28
Earnings Per Share — Diluted	N/A	N/A	N/A	N/A

About Apollo Investment Corporation
Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit www.apolloic.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.
Contact
Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
212.822.0625
ebesen@apollo.com